Tesco Corporation Reports Q2 2011 Results

For Immediate Release
Trading Symbol:
"TESO" on NASDAQ
   August 4, 2011

Houston, Texas--Tesco Corporation ("TESCO" or the "Company") today reported net income for the quarter ended June 30, 2011 of $7.4 million or $0.19 per diluted share.  This compares to net income of $0.7 million, or $0.02 per diluted share, for the second quarter of 2010, and a net income of $4.3 million, or $0.11 per diluted share, for the first quarter of 2011.  Revenue was $117.3 million for the quarter ended June 30, 2011, compared to revenue of $85.5 million for the comparable period in 2010 and $105.6 million for the first quarter of 2011.  The results for the quarter ended June 30, 2011 includes a positive impact of $2.1 million, net of tax, related to a refund from the Mexican tax authorities.

 Commentary

Julio Quintana, TESCO's Chief Executive Officer, commented "Our top drive business continued to perform in the second quarter.  Top drive revenue grew from the first quarter due to incremental unit sales and we ended the quarter with backlog of 67 units. Today, our backlog stands at 72 units.  Further, we delivered the highest quarterly top drive rental revenue in our history. Our proprietary tubular service business is improving and we performed a record 914 CDS jobs during the quarter.  With current market conditions and the momentum in the business today, we believe that TESCO is well positioned to deliver future profitable growth."

Summary of Results ( in millions of U.S. $)
	Quarter 2		Quarter 1	Six months ended June 30,
	2011	2010	2011(b)	2011	2010

Revenue:	(Unaudited)		(Unaudited)	(Unaudited)
Top Drives:
Sales	$30.9	$17.9	$25.0	$55.9	$34.9
Rental services	34.7	24.8	33.2	67.9	48.9
Aftermarket sales and service	13.0	10.8	12.2	25.2	21.7
	78.6	53.5	70.4	149.0	105.5
Tubular Services:
Proprietary	29.2	24.9	24.5	53.7	50.7
Conventional	5.6	4.3	7.8	13.4	9.9
	34.8	29.2	32.3	67.1	60.6

CASING DRILLINGTM	3.9	2.8	2.9	6.8	5.5
Total revenue	$117.3	$85.5	$105.6	$222.9	$171.6

Operating Income (Loss):
Top Drives	$21.7	$13.0	$21.2	$42.9	$25.4
Tubular Services	2.5	1.6	1.6	4.1	5.2
CASING DRILLINGTM	(3.7)	(2.8)	(3.1)	(6.8)	(5.6)
Research and Engineering	(2.4)	(1.9)	(2.9)	(5.3)	(3.6)
Corporate/Other	(9.2)	(8.6)	(9.3)	(18.5)	(17.1)
Total operating income	$8.9	$1.3	$7.5	$16.4	$4.3

Net income	$7.4	$0.7	$4.3	$11.7	$2.9

Earnings per share (diluted)	$0.19	$0.02	$0.11	$0.30	$0.08

Adjusted EBITDA(a) (as defined)	$19.7	$11.4	$19.1	$38.8	$25.0

________________________
(a)	See explanation of Non-GAAP measure on page 5
(b)	Revised to include $0.7 million of Columbian net worth tax ($0.5 million reduction to Top Drive operating income and $0.2 million reduction to Tubular Services operating income).

Q2 2011 Financial and Operating Highlights

Top Drives Segment

●
Revenue from the Top Drive segment for Q2 2011 was $78.6 million, an increase of 12% from revenue of $70.4 million in Q1 2011, primarily due to an increase in the number of units sold during the current quarter.  Revenue for Q2 2010 was $53.5 million.

o Top Drive sales for Q2 2011 included 24 units (21 new, 2 consignment and 1 used), compared to 18 units (17 new and 1 consignment) sold in Q1 2011 and 13 units sold in Q2 2010 (10 new and 3 used).

o Operating days for the Top Drive rental fleet were 7,039 for Q2 2011 compared to 6,870 in Q1 2011 and 5,524 for Q2 2010.  The improvement from Q1 2011 was primarily due to an increase in rental activity throughout our operating units, particularly in North America, Russia and Latin America and the result of additional units added to our rental fleet in Q2.

o Revenue from after-market sales and service for Q2 2011 was $13.0 million, an increase of 7% from revenue of $12.2 million in Q1 2011, and 20% from revenue of $10.8 million in Q2 2010 due to additional market demand in Q2 2011.

●
Our Top Drive operating margins were 28% in Q2 2011, a decrease from 30% in Q1 2011 and an increase from 24% in Q2 2010.  The decrease from Q1 2011 is primarily due to the mix of new top drive models delivered in Q2.

●
At June 30, 2011, Top Drive backlog was 67 units, with a total value of $75.1 million, compared to 43 units at March 31, 2011, with a total value of $57.4 million.  This compares to a backlog of 22 units at June 30, 2010, with a total value of $28.4 million.  Today, our backlog stands at 72 units.

Tubular Services Segment

●
Revenue from the Tubular Services segment for Q2 2011 was $34.8 million, an increase of 8% from revenue of $32.3 million in Q1 2011.  Revenue was $29.2 million in Q2 2010.  Revenue increased from prior periods due to increased demand from customers in the shale resource regions in the United States and Canada.  We performed a record 914 proprietary casing running jobs in Q2 2011 compared to 819 in Q1 2011 and 783 in Q2 2010.  We remain focused on converting the market to running casing with our proprietary CDS™ technology.

●	Operating Income in the Tubular Services segment for Q2 2011 was $2.5 million, compared to income of $1.6 million in Q1 2011 and income of $1.6 million in Q2 2010.

 CASING DRILLINGTM Segment

●
CASING DRILLINGTM revenue in Q2 2011 was $3.9 million compared to $2.9 million in Q1 2011 and $2.8 million in Q2 2010.  The increase from prior periods is due to completion of jobs under multi-well contracts, primarily outside of North America.

●
Operating loss of $3.7 million in our CASING DRILLINGTM segment for Q2 2011 was up from $3.1 million in Q1 2011 and $2.8 million in Q2 2010.  The increase is due to our increased investment in personnel and other infrastructure costs.

Other Segments and Expenses

●
Corporate costs for Q2 2011 were $9.2 million, compared to $9.3 million for Q1 2011 and $8.6 million in Q2 2010.  Total selling, general and administrative costs in Q2 2011 were $11.6 million compared to $11.7 million in Q1 2011 and $11.9 million in Q2 2010.  Corporate costs increased due to increased property taxes and increased incentive stock compensation expense.

●
Research and engineering costs for Q2 2011 of $2.4 million decreased from $2.9 million in Q1 2011 and increased from $1.9 million in Q2 2010.  Specifically, we have increased our personnel and incurred additional costs for engineering, prototype construction and training compared to the same period in 2010. We continue to invest in the development, commercialization and enhancements of our proprietary technologies.

●	Our effective tax rate for Q2 2011 was 29% compared to 35% in Q1 2011 and 32% in Q2 2010.

Financial Condition

●
At June 30, 2011, cash and cash equivalents were $41.3 million, compared to $60.6 million at December 31, 2010.  In the first half of 2011, we used cash to purchase and build equipment and to purchase inventory to meet the needs of our increasing top drive backlog.

●
Total capital expenditures were $12.1 million in Q2 2011, compared to $7.3 million in Q1 2011 and $11.6 million in Q2 2010.  We project our total capital expenditures for 2011 to be between $55 million and $65 million, based on current market conditions.

________________

Conference Call

The Company will conduct a conference call to discuss its results for the second quarter 2011 tomorrow (Friday, August 5, 2011) at 10:00 a.m. Central Time.  Individuals who wish to participate in the conference call should dial US/Canada (877) 312-5422 or International (253) 237-1122 approximately five to ten minutes prior to the scheduled start time of the call. The conference ID for this call is 73126134.  The conference call and all questions and answers will be recorded and made available until September 5, 2011. To listen to the recording, call (800) 642-1687 or (706) 645-9291 and enter conference ID 73126134. The conference call will be webcast live as well as for on-demand listening at the Company's web site, www.tescocorp.com. Listeners may access the call through the "Conference Calls" link in the Investor Relations section of the site.

Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. The Company's strategy is to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and natural gas. TESCO® is a registered trademark in the United States and Canada. TESCO CASING DRILLING® is a registered mark in the United States. CASING DRILLING® is a registered mark in Canada and CASING DRILLING™ is a trademark in the United States. Casing Drive System™, CDS™, Multiple Control Line Running System™ and MCLRS™ are trademarks in the United States and Canada.

For further information please contact:
Julio Quintana (713) 359-7000
Bob Kayl (713) 359-7000
Tesco Corporation

Non-GAAP Measure - Adjusted EBITDA (as defined below)

(in millions of U.S. $)	Quarter 2		Quarter 1	Six months ended June 30,
	2011	2010	2011	2011	2010
Net income under U.S. GAAP	$7.4	$0.7	$4.3	$11.7	$2.9
Income tax expense (benefit)	3.0	0.3	2.7	5.7	1.4
Depreciation and amortization	9.2	8.8	9.3	18.5	17.6
Interest expense, net	(1.7)	0.1	0.3	(1.4)	0.1
Stock compensation expense (non-cash)	1.8	1.5	2.5	4.3	3.0
Adjusted EBITDA	$19.7	$11.4	$19.1	$38.8	$25.0

Our management reports our financial statements in accordance with U.S. GAAP but evaluates our performance based on non-GAAP measures, of which a primary performance measure is Adjusted EBITDA. Adjusted EBITDA consists of earnings (net income or loss) available to common stockholders before interest expense, income tax expense, non-cash stock compensation, non-cash impairments, depreciation and amortization and other non-cash items. This measure may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Adjusted EBITDA should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

We believe Adjusted EBITDA is useful to an investor in evaluating our operating performance because:

▪
it is widely used by investors in our industry to measure a company's operating performance without regard to items such as net interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;

▪
it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest) and asset base (primarily depreciation and amortization) and actions that do not affect liquidity (stock compensation expense and non-cash impairments) from our operating results; and

▪
it helps investors identify items that are within our operational control. Depreciation and amortization charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

Our management uses Adjusted EBITDA:

▪
as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;

▪	as one method we use to evaluate potential acquisitions;
▪	in presentations to our Board of Directors to enable them to have the same consistent measurement basis of operating performance used by management;
▪	to assess compliance with financial ratios and covenants included in our credit agreements; and
▪	in communications with investors, analysts, lenders, and others concerning our financial performance.

Caution Regarding Forward-Looking Information; Risk Factors

This press release contains forward-looking statements within the meaning of Canadian and United States securities laws, including the United States Private Securities Litigation Reform Act of 1995. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. Forward-looking information is often, but not always identified by the use of words such as "anticipate", "believe", "expect", "plan", "intend", "forecast", "target", "project", "may", "will", "should", "could", "estimate", "predict" or similar words suggesting future outcomes or language suggesting an outlook. Forward-looking statements in this press release include, but are not limited to, statements with respect to expectations of our prospects, future revenue, earnings, activities and technical results.

Forward-looking statements and information are based on current beliefs as well as assumptions made by, and information currently available to, us concerning anticipated financial performance, business prospects, strategies and regulatory developments. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. The forward-looking statements in this press release are made as of the date it was issued and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that outcomes implied by forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements.

These risks and uncertainties include, but are not limited to, the impact of changes in oil and natural gas prices and worldwide and domestic economic conditions on drilling activity and demand for and pricing of our products and services, other risks inherent in the drilling services industry (e.g. operational risks, potential delays or changes in customers' exploration or development projects or capital expenditures, the uncertainty of estimates and projections relating to levels of rental activities, uncertainty of estimates and projections of costs and expenses, risks in conducting foreign operations, the consolidation of our customers, and intense competition in our industry),  risks, including litigation, associated with our intellectual property and with the performance of our technology. These risks and uncertainties may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. When relying on our forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events.

Copies of our Canadian public filings are available at www.tescocorp.com and on SEDAR at www.sedar.com. Our U.S. public filings are available at www.sec.gov and at www.tescocorp.com.

The risks included here are not exhaustive. Refer to "Part I, Item 1A – Risk Factors" in our Annual Report on Form 10-K filed for the year ended December 31, 2010 and "Part II, Item 1A – Risk Factors" in our Quarterly Report on Form 10-Q to be filed for the quarter ended June 30, 2011 for further discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such factors, nor to assess the impact such factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

TESCO CORPORATION
(in millions of U.S. Dollars, except earnings per share)

COMPARATIVE CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)

Revenue	$117.3	$85.5	$222.9	$171.6

Operating expenses
Cost of sales and services	94.4	70.4	177.9	141.0
Selling, general and administrative	11.6	11.9	23.3	22.7
Research and engineering	2.4	1.9	5.3	3.6
	108.4	84.2	206.5	167.3
Operating income	8.9	1.3	16.4	4.3
Interest expense (income), net	(1.7)	0.1	(1.4)	0.1
Other (income) expense, net	0.2	0.2	0.4	(0.1)
Income before income taxes	10.4	1.0	17.4	4.3
Income taxes	3.0	0.3	5.7	1.4
Net income	$7.4	$0.7	$11.7	$2.9

Earnings per share:
Basic	$0.19	$0.02	$0.31	$0.08
Diluted	$0.19	$0.02	$0.30	$0.08
Weighted average number of shares:
Basic	38,164	37,792	38,120	37,776
Diluted	38,928	38,650	38,831	38,680

CONDENSED CONSOLIDATED BALANCE SHEETS
	June 30, 2011	December 31, 2010
	(Unaudited)
ASSETS
Cash and cash equivalents	$41.3	$60.6
Accounts receivable, net	95.0	72.9
Inventories	87.0	59.2
Other current assets	36.7	33.3
Current assets	260.0	226.0
Property, plant and equipment, net	183.6	182.7
Goodwill	29.4	29.4
Other assets	15.8	16.8
	$488.8	$454.9
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$37.1	$23.8
Accrued and other current liabilities	53.9	49.4
Current liabilities	91.0	73.2
Other liabilities	2.8	1.1
Long-term debt	––	––
Deferred income taxes	3.4	4.9
Shareholders' equity	391.6	375.7
	$488.8	$454.9